CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Robin L. Oliver, Chief Operating Officer of BayFirst Financial Corp. (the “Company”) certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1)The Quarterly Report on Form 10-Q/A of the Company for the quarter period ended March 31, 2026 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

BAYFIRST FINANCIAL CORP.
Date:    August 12, 2026
By:    /s/ Robin L. Oliver
    Robin L. Oliver
    Chief Operating Officer
    (principal executive officer)